                                                                    Exhibit 99.1

                           Form 3 Joint Filer Information

Name:                                   VR Advisory Services Ltd

Address:                                601 Lexington Avenue, 59th Floor,
                                        New York, New York, 10022, USA

Date of Event Requiring Statement:      01/26/23

Name:                                   VR Capital Participation Ltd.

Address:                                c/o Intertrust (Cayman) Limited, One
                                        Nexus Way, Camana Bay, Grand
                                        Cayman, KY1-9005, Cayman Islands

Date of Event Requiring Statement:      01/26/23

Name:                                   VR Capital Group Ltd.

Address:                                c/o Intertrust (Cayman) Limited, One
                                        Nexus Way, Camana Bay, Grand
                                        Cayman, KY1-9005, Cayman Islands

Date of Event Requiring Statement:      01/26/23

Name:                                   VR Capital Holdings Ltd.

Address:                                c/o Intertrust (Cayman) Limited, One
                                        Nexus Way, Camana Bay, Grand
                                        Cayman, KY1-9005, Cayman Islands

Date of Event Requiring Statement:      01/26/23

Name:                                   Richard Deitz

Address:                                Niddry Lodge, 51 Holland Street, First
                                        Floor, London W8 7JB, United
                                        Kingdom

Date of Event Requiring Statement:      01/26/23